UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2005

Artesyn Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida	33434-4105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 451-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Richard J. Thompson, the Chief Financial Officer, Vice President of Finance and Secretary of Artesyn Technologies, Inc. (the “Company”) advised the Company of his decision to resign from his positions with the Company and its subsidiaries on May 6, 2005.

The Company is currently pursuing Mr. Thompson’s permanent replacement.  Until that time, the Company’s Corporate Controller, Gary Larsen, 41, was appointed on May 9, 2005 to be the Company’s interim Chief Financial Officer and Vice President of Finance.  With twenty years of experience in finance, Mr. Larsen has served as Corporate Controller at the Company since May of 1999.  Mr. Larsen started his career at KPMG and prior to joining the Company worked at W.R. Grace & Co. for eleven years in various finance roles.

Mr. Larsen’s existing base salary and benefits package will not change.  If Mr. Larsen remains employed at the Company in the interim Chief Financial Officer capacity until such time as a permanent Chief Financial Officer is appointed and commences employment in that capacity, Mr. Larsen will be entitled to a bonus payment. In the event that the Company does not offer Mr. Larsen the position of permanent Chief Financial Officer, and either (a) Mr. Larsen is terminated by the Company at any time or (b) Mr. Larsen chooses to resign from the Company more than two months after the start date of a permanent Chief Financial Officer, then Mr. Larsen will receive certain agreed upon severance payments.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits

               The following exhibit is furnished herewith:

Exhibit Number	Description

99	Artesyn Technologies, Inc. Press Release, dated May 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESYN TECHNOLOGIES, INC.

(Registrant)
Dated: May 11, 2005

	By:	/s/ DAVID I. LIBOW

David I. Libow
Assistant Secretary and Director of Tax

EXHIBIT INDEX

Exhibit No.	Description

99	Artesyn Technologies, Inc. Press Release dated May 11, 2005